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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            Harvard Bioscience, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                  Delaware                             04-3306140
----------------------------------------    ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)


  84 October Hill Road, Holliston, Massachusetts           01746-1371
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     (Address of Principal Executive Offices)              (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box. / /                                   box. /X/


Securities Act registration statement file number to which
this form relates:                                                 333-45996
                                                                ---------------
                                                                (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                  Name of Each Exchange on Which
          to be so Registered                  Each Class is to be Registered
----------------------------------             ------------------------------
             None
----------------------------------             ------------------------------



Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, Par Value $.01 Per Share
                     --------------------------------------
                                (Title of class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  A description of the Common Stock of the Registrant is set forth in the information provided under "Description of Capital Stock" in the Prospectus contained in the Registration Statement on Form S-1 (the "Registration Statement"), filed under the Securities Act of 1933 with the Securities and Exchange Commission on September 18, 2000, File No. 333-45996, as amended (including after the date hereof pursuant to Rule 424(b) under the Securities Act of 1933), which information is incorporated herein by reference.

ITEM 2.           EXHIBITS.

                           (1) Specimen certificate for shares of Common Stock, par value $.01 per share, of the Registrant (incorporated by reference to
                                 Exhibit 4.1 to the Registration Statement).

                           (2) Form of Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement).

                           (3) Form of Amended and Restated By-laws of the Registrant (incorporated by reference to
                                 Exhibit 3.3 to the Registration Statement).

                           (4) Form of Amended and Restated Securityholders' Agreement dated as of March 2, 1999 by and among Harvard Apparatus, Inc., Pioneer Ventures Limited Partnership, Pioneer Ventures Limited Partnership II, Pioneer Capital Corp., First New England Capital, L.P. and Citizens Capital, Inc. and Chane Graziano and David Green (incorporated by reference to Exhibit 4.2 to the Registration Statement).
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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       HARVARD BIOSCIENCE, INC.



                                       By: /s/ James Warren
                                           ----------------------------------
                                           James Warren
                                           Chief Financial Officer


Dated: November 8, 2000